ASSET PURCHASE AGREEMENT



                                  by and among


                         HERITAGE SCHOLASTIC CORPORATION


                              a Nevada Corporation


                                       and

                           NANO CHEMICAL SYSTEMS, INC.


                              a Nevada Corporation

                   ASSET PURCHASE AGREEMENT AND SHARE EXCHANGE

     THIS ASSET PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 27th day of January, 2005, by and among, Heritage Scholastic Corporation, a Nevada corporation with its principal place of business located at 1954 Kellogg Avenue, Carlsbad California, 92008, ("Heritage"); Nano Chemical Systems, Inc., a Nevada Corporation with its principal place of business at 4031 NE Glisan, Portland, Or. 97232 ("Nano") and the shareholders of Nano ("Shareholders") as set forth on Exhibit A attached hereto (collectively Nano and the shareholders of Nano shall be known as the "Nano Group").

                                    Premises

     A. This Agreement provides for the acquisition of all of the assets of Nano as set forth on Schedule A attached hereto ("Assets") by Heritage and the issuance of a total of 9,000,000 restricted common shares of Heritage to the Nano shareholders.

     B. The majority shareholders and boards of directors of Nano and Heritage have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                         HERITAGE SCHOLASTIC CORPORATION

     As an inducement to and to obtain the reliance of Nano, Heritage represents and warrants as follows:

     Section 1.1 Organization. Heritage is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Heritage as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Heritage's articles of incorporation or bylaws. Heritage has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of Heritage consists of 100,000,000 Common Shares, $0.001 par value per share, and 20,000,000 Preferred Shares, $0.001 par value. As of the date hereof, Heritage has 7,919,875 common shares issued and outstanding. Heritage is presently a 1934 Exchange Act reporting company and has filed all necessary reports, quarterly, annual and special with the Securities and Exchange Commission of the United States on a timely basis.

     All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

     Section 1.3 Subsidiaries. Heritage has no subsidiaries.

     Section 1.4 Options and Warrants. Heritage currently has 1,325,000 shares available for issuance at $0.10 a share according to the terms of eight option agreements originally designated to employees of the company. Such options are exercisable according to the following schedule:

                                               # OF                        DATE
                                               ----                        ----
                                             SHARES                      VESTED
                                             ------                      ------
Option #1 granted
1/1/2004                                    280,000                      12/31/2004
                                            350,000                       6/30/2005
                                             70,000                       6/30/2006
Option #2 granted
7/1/2001                                     60,000                      12/31/2002
                                             75,000                       6/30/2004
                                             15,000                       6/30/2005
Option #3 granted
7/1/2001                                     30,000                      12/31/2002
                                             37,500                       6/30/2004
                                              7,500                       6/30/2005
Option #4 granted
7/1/2001                                     60,000                      12/31/2002
                                             75,000                       6/30/2004
                                             15,000                       6/30/2005
Option #5 granted
7/1/2001                                     40,000                      12/31/2002
                                             50,000                       6/30/2004
                                             10,000                       6/30/2005
Option #6 granted
7/1/2001                                     60,000                      12/31/2002
                                             75,000                       6/30/2004
                                             15,000                       6/30/2005

Heritage has no other existing options, warrants, calls or commitments of any character to which Heritage is a party and by which it is bound. Heritage has no other securities, warrants or options authorized or issued

     Section 1.5 Litigation and Proceedings. To the best of Heritage's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Heritage or affecting Heritage or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Heritage. Heritage does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.6 Material Contract Defaults. To the best of Heritage's knowledge and belief, Heritage is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Heritage, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Heritage has not taken adequate steps to prevent such a default from occurring.

     Section 1.7 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Heritage is a party or to which any of its properties or operations are subject.

     Section 1.8 Governmental Authorizations. To the best of Heritage's knowledge, Heritage has all licenses, franchises, permits or other governmental authorizations legally required to enable Heritage to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Heritage of this Agreement and the consummation of Heritage of the transactions contemplated hereby.

                                   ARTICLE II
                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                            OF NANO CHEMICAL SYSTEMS

     As an inducement to, and to obtain the reliance of Heritage, Nano represents and warrants as follows:

     Section 2.1 Organization. Nano is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached schedules are complete and correct copies of the certificate of incorporation, memorandum and articles of association and amendments thereto of Nano as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Nano's certificate of incorporation or bylaws. Nano has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 2.2 Capitalizations. The authorized capitalization of Nano consists of 45,000,000 Common shares. As of the date hereof, there are 12,000,000 common shares issued and outstanding.

     Section 2.3 Assets. Nano owns a 100% right, interest and title to the Assets and has the right transfer all of the Assets to Heritage upon the terms of this Agreement. The Assets are free and clear of all liens, charges and encumbrances other than the obligations to seller under the Purchase Agreement
             -----------------------------------------------------------------
and interest in the Assets is protected in accordance with provisions of United States law.

     Section 2.4 Tax Matters; Books & Records

     (a) The books and records, financial and others, of Nano are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

     (b) Nano has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

     Section 2.5 Information. The information concerning Nano as set forth in this Agreement and in the Nano Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the Nano Schedules, since the date of this Agreement, Nano has not sold, transferred or caused to be placed a lien upon the Assets, and to the best knowledge of Nano, no such transfer or lien has occurred.

     Section 2.7 Title and Related Matters.Nano has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances. Except as set forth in the attached Schedules, Nano owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Nano's business. Except as set forth in the Nano Schedules, no third party has any right to, and Nano had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Nano or any material portion of its properties, assets or rights.

     Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Nano's knowledge and belief, threatened by or against or affecting Nano or the Assets, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Nano. Nano does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9 Contracts. On the Closing Date:

          (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Nano is a party or by which it or any of its properties are bound;

          (b) Nano is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Nano can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Nano; and

     Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Nano is a party or to which any of its properties or operations are subject.

     Section 2.11 Material Contract Defaults. To the best of Nano's knowledge and belief, Nano is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Nano, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Nano has not taken adequate steps to prevent such a default from occurring.

     Section 2.12 Governmental Authorizations. To the best of Nano's knowledge, Nano has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Nano of the transactions contemplated hereby.

     Section 2.13 Compliance With Laws and Regulations. To the best of Nano's knowledge and belief, Nano has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Nano or would not result in Nano's incurring any material liability.

     Section 2.14 Insurance. All of the insurable properties of Nano are insured for Nano's benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding in full force at the Closing Date.

     Section 2.15 Approval of Agreement. The holders of a majority of the Common Voting Shares outstanding of Nano have authorized the execution and delivery of the Agreement by Nano and have approved the transactions contemplated hereby.

     Section 2.16 Material Transactions or Affiliations. As of the Closing Date, there will exist no material contract, agreement or arrangement between Nano and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Nano to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Nano and which is to be performed in whole or in part after the date hereof. Nano has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.


                                   ARTICLE III

                   EXCHANGE PROCEDURE AND OTHER CONSIDERATION

     Section 3.1 Bill of Sale for Assets. On the Closing Date, Nano shall deliver to Heritage a bill of sale for all of the assets of Nano and any and all other documents to transfer all of the assets to Heritage.

     Section 3.2 Issuance of Heritage Common Shares. In exchange for the transfer of all of the assets of Nano to Heritage pursuant to Section 3.1, Heritage shall issue a total of 9,000,000 common restricted shares to the Nano shareholders. Pursuant to an Escrow Agreement between the parties, such shares shall be deposited into an escrow account, and held by the Escrow Agent for a period of one year. The distribution of such shares shall be subject to the terms of the Escrow Agreement and Lock-up Agreement, executed by the parties at closing. Such shares shall be restricted under Rule 144 of the 1933 Securities Act.

     Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Heritage and Nano shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

     Section 3.4 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on January 27, 2005, or another date mutually agreed upon by all the parties.

     Section 3.5 Termination.

          (a) This Agreement may be terminated by the board of directors or majority interest of Shareholders of either Heritage or Nano, respectively, at any time prior to the Closing Date if:

               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Heritage if Nano shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Nano contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Nano. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of Heritage After Acquisition. After the Closing Date, the following individuals will be appointed to the Board of Directors of
Heritage: Katrina Cleburn. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

     Section 3.7 Officers of Heritage . Upon the closing, the following persons shall be elected as officers of Heritage in accordance with procedures set forth in the Heritage bylaws:

               NAME                              OFFICE
               ----                              ------

        Katrina M. Cleburn                      President

        Katrina M. Cleburn                      Secretary

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. Prior to closing, Heritage and Nano will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Nano and Nano shareholders holding "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as "restricted securities". Heritage is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of Heritage and Nano holding restricted securities of Heritage as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 Special Covenants and Representations Regarding the Heritage Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Heritage Common Shares to the Shareholders of Nano as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Nano Shareholders acquire such securities.

     Section 4.4 Third Party Consents. Heritage and Nano agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5 Actions Prior and Subsequent to Closing.

          (a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, Heritage and Nano will each use its best efforts to:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

               (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, Nano will not, without the prior consent of Heritage:

               (i)  sell or transfer any of the Asset;

               (ii) place a lien or cause a lien to be placed upon any of the
                    Assets.

     Section 4.6 Indemnification.

     (a) Heritage hereby agrees to indemnify Nano and each of the officers, agents and directors of Nano as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement, including, but not limited to, misrepresentations. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

     (b) Nano and its officers and directors hereby agrees to indemnify Heritage and each of the officers, agents, directors and current shareholders of Heritage as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF HERITAGE

     The obligations of Heritage under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by Nano in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Nano shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by Nano prior to or at the Closing. Heritage shall be furnished with a certificate, signed by a duly authorized officer of Nano and dated the Closing Date, to the foregoing effect.

     Section 5.2 Shareholder Approval. A majority of the outstanding Common Shares of Nano shall have approved this Agreement and the transactions contemplated herein.

     Section 5.3 Officer's Certificate. Heritage shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Nano to the effect that: (a) the representations and warranties of Nano set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Nano has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to Heritage, Nano has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Nano, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Nano Schedules, by or against Nano which might result in any material adverse change in any of the assets, properties, business or operations of Nano.

     Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Nano .


     Section 5.5 Other Items. Heritage shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Heritage may reasonably request.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF NANO

     The obligations of Nano under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by Heritage in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Heritage shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Heritage prior to or at the Closing. Nano shall have been furnished with a certificate, signed by a duly authorized executive officer of Heritage and dated the Closing Date, to the foregoing effect.

     Section 6.2 Shareholder Approval. A majority of the outstanding Common Shares of Heritage shall have approved this Agreement and the transactions contemplated herein.

     Section 6.3 Officer's Certificate. Nano shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Heritage to the effect that: (a) the representations and warranties of Heritage set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Heritage had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date; and (c) since such date and other than as previously disclosed to Nano, Heritage has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Heritage, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Nano Schedules, by or against Heritage which might result in any material adverse change in any of the assets, properties, business or operations of Heritage.

     Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Heritage.

     Section 6.5 Other Items. Nano shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Nano may reasonably request.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in
Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

         If to Heritage :    Anslow & Jaclin LLP
                             195 Route 9 South, Suite 204
                             Manalapan, NJ 07726
                             T: (732) 409-1212
                             F: (732) 577-1188

         If to Nano:         Katrina M. Cleburn
                             4031 NE Glisan Street
                             Portland, OR 97232

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries.This contract is solely between Heritage and Nano and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement.This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals.All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto. Notwithstanding same, both parties agree that Heritage will be issuing a press release regarding this transaction.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary; Conflict of Interest. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof;
(c) is executing this agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.


ATTEST:                                HERITAGE SCHOLASTIC CORPORATION

                                       By:   /s/ Katrina Cleburn
---------------------------------            ----------------------------------
 Secretary                                       Katrina Cleburn, President

ATTEST:                                NANO CHEMICAL SYSTEMS, INC.


                                       By:   /s/ Katrina Cleburn
---------------------------------            ----------------------------------
 Secretary                                       Katrina Cleburn, President

                                   SCHEDULE A:
                      Assets of Nano Chemical Systems, Inc.


Assignment for invention entitled: Method for Separating and Enhancing Photoactive Nanoparticles for UV Protection

Assignment for a provisional application entitled: Preservation of Narrow Nano-Size Distribution of Particles

Assignment for a provisional application entitled: Semi-conductive Nanoparticulates Enhanced Surface Appearance

                                   SCHEDULE B:
                      Distribution of Heritage Common Stock


Katrina Cleburn            7,000,000 shares
Treya, Inc.                2,000,000 shares